Exhibit 99.1

Stockholder Newsletter - November 2008

TO OUR STOCKHOLDERS,	APDN Highlights

In the world today, our DNA authentication solutions are more relevant than ever. In 2008 global markets suffered from massive increases in product tampering, IP infringements, adulterations and outright counterfeits. The victims are consumers, corporations and governments alike. The impact is not virtual, but measured in lives lost, stolen revenues, devalued brands, diminished quality and heightened insecurity. We believe Applied DNA Sciences offers the most viable authentication solutions available to curb these threats. The marketplace is beginning to hear us; our product offerings are gaining traction each month; our quality promise has been tested and realized; our revenues are growing each quarter. We have reported our fourth consecutive quarter of revenues, with our last three quarters averaging 30% growth quarter-over-quarter. This year, we have manufactured over 1000 unique SigNature™ DNA markers for a broad spectrum of customers; many of those DNA sequences have the potential to generate annuities for years to come. Applied DNA (“APDN”) has begun to deliver commercial solutions, and our investors and society should benefit.

Applied DNA in the Global Marketplace
The Applied DNA story is largely intertwined with a global marketplace, driven primarily, by the enhanced need for safety and security. Each time a product changes hands in its path to the market, mistrust in the authenticity of the product increases. The anti-counterfeiting market has been largely shaped by the media, by reporting on contaminated or adulterated goods, rather than the ways to authenticate genuine products in the supply chain in order to ensure consumer confidence. Most of our competitors emphasize only the deterrent value of their technology. Going beyond deterrence, APDN’s strength is sustained from the front end - marking the physical product, to the back end - authentication of a forensic DNA sequence that uniquely identifies a single item.

● Four consecutive quarters of increased revenues

● Over 1,000 unique SigNature DNA markers developed for customers in multiple global markets

● Broadened product lines comprised of SigNature DNA, BioMaterial Genotyping, BioActive Ingredients build upon our strategy of diversified revenue sources with managed risk concentration and shortened sales cycles

● Improved detectability and authentication processes for DNA providing better in field recovery and controls

● Auditable processes and controls implemented throughout the company to support authentication and security to our customers

● Expanded patent and trademark portfolios which will form the basis for added value through future licensing revenue opportunities

● Growing convergence of public awareness of APDN’s DNA Authentication technologies as a credible means to protect genuine products and consumer safety and well being.

This year, APDN broadened its commercial scope to best position us to ultimately capture the lion’s share of the opportunities available to DNA-based authentication. SigNature DNA, our central platform that uses botanically derived genomic DNA sequences as proof of originality was deployed in a new industry vertical, cash-in-transit. We have increased our penetration into the markets for secure inks, labels, event ticketing, and branding in general.

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One of our most dramatic developments has been our entry into the world of genotyping commercial products by analyzing the DNA content that may be found in naturally derived products. The sales cycle for BioMaterial Genotyping is shorter than for SigNature, and it is less expensive for our customers but provides attractive margins to APDN. While our point of entry was focused on biologically derived textiles, the range of applications represents a global market with over $1 trillion in annual sales and includes foods, wines, coffee, nutritional supplements, natural products in personal care and biological drugs. We believe the combination of SigNature DNA and BioMaterial Genotyping covers the total authentication market. Their combination represents an important strategic development since both platforms are applicable to multiple industry verticals, provide diverse revenue streams, lower risk concentration and shorten our average sales cycle.

As we completed our initial supply contracts, we have worked to shorten the sales cycle. Our initial projects all represented customized solutions that required complete knowledge of a customer’s business process. With those experiences under our belts, APDN has been able to develop more market-ready product formats, enabling faster SigNature price quotations and more concise product cycles.

In a further effort to secure faster revenue, less dependent on security issues, we have taken advantage of the manufacturing tools we use to generate DNA markers. Fermentation is the method of choice for producing DNA at large scale. Our management team has used fermentation in prior positions to manufacture biological drugs and active ingredients for skin care. The latter industry offers a rapid path to market, 3-5 year sales annuities once the ingredient has been used by a marketed brand, and low commercial risk. More importantly, this revenue stream for BioActive Ingredients shortens our time to profitability and lessens the company’s historic dependence on fund-raising.

Recession Resistance
Segments of the personal care industry exhibit better resistance to economic recession.

We anticipate that the BioActive Ingredients business will grow in 2009, and provide us with revenues in the near term. We also anticipate that the impact of global counterfeiting on brands will grow during times of economic stress as consumers strive to save money and counterfeiters broaden their target scope. We believe our ability to provide customers with products and services in both brand security and ingredient development is unique, and sets us apart from other companies.

APDN is working to establish a sales network with agents in New York, Chicago, California, and recently, in Asia. Our efforts provided immediate gratification, with our ingredients now used by several leading global brands for whom we are supplying repeat orders. In addition to purchasing our Bioactive Ingredients, these customers have demonstrated longer-term interest in using our authentication platforms to protect or enhance their brands.

The Transformative Power of DNA
The transformative power of DNA is realized through the enhanced detectability and authentication systems developed at APDN as DNA markers can now be screened for in the field and authenticated in the lab.

We have successfully developed proprietary methodologies to covalently link our DNA markers to optical reporters that will enable real-time screening of products that can be read by commercially available handheld devices. We have developed proprietary, patent pending technologies for enhancing the detectability of DNA, in some cases, we believe as much as 1000 fold better than methods used by the FBI. We now offer a full range of detection options from instant rapid screening to more detailed forensic authentication.

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Smiths Detection and Sensor Cat
Our strategic partnerships with Smiths Detection (SMIN:LSE) and the Sensor Cat at the University at Stony Brook, to customize hand-held forensic authentication devices further differentiates us from all other competitors. Our agreement with Smiths details the development of a mechanism for in-field, fully-forensic DNA authentication with a handheld, battery-powered PCR-based device that will confirm authenticating sequences in roughly 10 minutes. With the Sensor CAT, we have successfully completed Phase 1 development of a proprietary new instant detection device that is being partially funded through a grant to APDN. This new detector offers greater sensitivity while still being able to reliably operate in harsh environments in the field. This next generation of instant detectors is designed to thwart anyone trying to counterfeit, divert or pirate products marked with SigNature DNA. Combined with our forensic authentication tools, this new reader will complete the next generation of our SigNatureDNA platform.

DNA in Government
We have seen how CEOs of Fortune 100 companies or Homeland Security officials respond to DNA - not purely as an added cost or as a forensic tool at a crime scene, but as strategic approach to the way they protect their own interests. This shift is significant and real, as evidenced by:

1)         The recent signing of the PRO-IP Act which toughens prosecution and mandatory sentencing for convicted counterfeiters, brings more awareness to the security industry and our company.

2)         On October 2, 2008, Business Week published its lead article on “Dangerous Fakes” indicating that even the United States military is facing a “growing threat of potentially fatal equipment failure-and even foreign espionage - because of counterfeit computer components used in warplanes, ships and communication networks…. Senior Pentagon officials publicly play down the danger, but government documents, as well as interviews with insiders, suggest possible connections between phony parts and breakdowns.”

Long term, we are working towards developing government contracts to incorporate SigNature DNA into homeland security and government applications. Our dialog with government and dedicated security institutions in the US, UK, Europe and Australia has intensified, signaling the need for DNA-based forensic methodologies that can protect national security interests. We have begun making inroads, with recent project proposals including using SigNature DNA for credentials, driver’s licenses, border control, national trade protection and even ransom money.

As we understand that attaining government contracts is a timely endeavor, in the short term, we are also focused on developing commercial relationships to generate revenues and sustain the company.

DNA for Secure Documents and Printing
For the last two years, APDN has worked with a number of strategic partners to elevate the value added by incorporating our DNA in inks, varnishes, adhesives etc., that can now be used for secure documents and printing.

Printcolor
Since June 2008, we have been collaborating with PrintColor, our Swiss-based security ink manufacturer, to enhance security inks with SigNature DNA. Many potential customers throughout Europe and the UK are testing our SigNature DNA inks to protect government documents, auto parts, luxury goods and consumer products. The cash-in-transit industry requested our help to improve the inks used to mark cash stolen from ATMs or transport boxes. Together with PrintColor, we have developed AzSure. We are optimistic that AzSure can provide advantages to governments and industry alike, and we plan an aggressive launch in early 2009.

IIMAK
Our collaboration with IIMAK has produced a portfolio of SigNature DNA-containing thermal transfer ribbons (TTR).

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These products will allow government agencies to verify the authenticity of secure documents and credentials, and provide industry verticals to protect products from point-of-origin through point-of-sale by printing labels, hang tags, and event tickets with customized SigNature DNA TTR. We expect initial sales in 2009. Following our successful scale-up with IIMAK, we have now extended our experience in secure printing to include marking the cartridges of laser printers with SigNature DNA, and we are exploring the potential for partners now.

DNA in Commerce
After two years of selling experience, we believe it is clear this platform can impact world trade and protect consumers. It is also clear is that the sales cycle varies with the size and complexity of the customer. SigNature DNA is applicable to many industry verticals and provides our company with diverse revenue streams with little risk concentration.

Authentication issues plague the global economy and are no longer considered the exception, but rather the rule. The common theme that has emerged is that the “tried and true” technologies that have been around for years like holograms and bar codes all can be copied, and the counterfeiting problem is now relevant to, by some estimates, as much as 10% of global trade.

In today’s complex global marketplace, a brand that can positively identify itself against all fakes is a brand that can command the market, and at a premium price. Authentication is the essential competitive feature that a brand can add to increase its value going forward. With authentication, which we believe can only truly be offered with DNA, a brand can be more than a trademark, it can be a trustmark.

Generating Revenues

SigNature DNA
This is the technology upon which the company was originally founded. It involves the creation of a unique botanical DNA “external” marker that is encrypted, then added to an ink, varnish,

adhesive, thread or to the product itself and subsequently authenticated. While the marketplace does not suffer from a shortage of lower-technology security solutions, our SigNature DNA has strengthened its potential for market leadership: our markers are more unique, resistant to copying, stable over time and more “forensic” since DNA is well accepted by the courts globally.

Thanks in large part to the funds raised, including my personal investment totaling $1.35 million, APDN scaled up its ability to manufacture DNA markers to a capacity capable of producing tens of millions of marks per batch. Simultaneously, we have increased our standards for Quality Control to the equivalent used in the manufacture of drugs under cGMP, in compliance with forensic quality control methods and secure database management systems that will pass audit.

SigNature DNA, launched in 2005, is starting to generate revenues for the company based on our DNA markers embedded in a range of inks, varnishes, and other substrates. Our DNA often has to be rigorously validated within different chemistries, temperatures, pH levels, and other harsh conditions. We believe that our technology is more resilient than many other competitive technologies.

Unique SigNature DNA sequences have been successfully commercialized and incorporated in a number of product applications such as security labels for Rhodia’s Jaguar line of ingredients, and most recently, for cash-in-transit in the UK, AzSure DNA ink, event tickets, as well as textiles and apparel.

Cash-In-Transit
Through the work we conducted with security inks, laser toners and thermal transfer ribbons, we were able to easily incorporate our DNA markers in cash degradation ink that is used in the Cash-In-Transit industry. This solvent-based ink is used to mark cash if the cash box is compromised and therefore must have the ability to penetrate the cash rapidly and permanently. We have conducted hundreds of CIT DNA deployments to ensure that even with the most strenuous attempts to wash out the ink, the DNA still persists in the note itself, and can be forensically and reliably extracted.

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In February 2008, we announced our first shipment of SigNature DNA markers to the cash-in-transit industry in the UK, and we have since shipped multiple additional orders to this customer. It is an area that we will continue to expand our sales and marketing efforts as we believe the use of our SigNature DNA markers is proving to be much more resilient and detectable than other competing products. In September 2008, we introduced our SigNature DNA system to the Metropolitan Police in London. The police responded favorably to our presentation and remain in contact with us as our CIT business grows.

AzSure DNA Ink Authentication
A UK client requested that we help them improve upon their existing ink system. We anticipate that our newly-developed AzSure system will provide the global CIT industry with a substantially improved product. We believe the unique visible and fluorescent blue signature of our highly substantive dye/DNA system distinguishes AzSure from all other dyes used within the CIT industry. We believe the initial tests indicate that the penetration and wash-out resistance is comparable or in some cases significantly better than any existing system. In addition to the British Pound, we have also conducted testing of AzSure on US currency, and Euros to ensure reliability on different paper substrates. We will continue to execute on sales for both our SigNature DNA markers and AzSure DNA Ink to service global markets.

Event Ticket Authentication
We are currently working to bring to closure a number of event ticketing opportunities that we have been developing over the past year. One such project involves the inclusion of DNA as a forensic ticket authentication solution for a global sports event organization. In preparation for this event, we have successfully piloted our SigNature DNA markers and chemically-linked them to an invisible, covert ink that is used by a global ticket manufacturer. Based on the success of this program, we are now working on piloting our SigNature DNA markers at selected events that will be used to verify credentials and tickets prior to the events as well as during and after the event. The purpose of our multi-staged authentication program is to conduct statistical sampling of the event to verify if any systematic counterfeiting has occurred. It is anticipated that after the completion of the pilots we will ramp up our efforts to provide DNA marking and authentication services to a much larger cross-section of events. We believe the marketing and publicity surrounding these events will also help to increase awareness about our SigNature DNA platform as we continue to execute and grow sales in this market.

Textiles and Apparel Authentication
One of the verticals that we are very excited about is the application of SigNature DNA to mark textiles (fiber, yarn, fabric), as well as apparel (woven and non-woven labels, care labels, hang tags and garments). Our work with Idaho National Labs to validate the use of DNA thread helped to spearhead our efforts in the past year. Through our project with Supima, we have demonstrated that DNA can be applied to cotton fiber, yarn and now finished fabrics. Based on the strength of the data collected, we were able to initiate dialogue with the Textile Centre of Excellence associated with Leeds University, as a path to introduce our technology to the larger European textile community. As part of this program in Yorkshire, the European Union has requested APDN to establish a pan-European authentication center constructed in part with public funds.

In collaboration with the Textile Centre of Excellence and Yorkshire Forward (the economic development agency for northern England), APDN is DNA marking yarn, woven fabrics, threads, labels and finished garments. We have formed commercial liaisons with Yorkshire textiles yarn manufacturers, weavers, finishers, woven and non-woven labelers and garment manufacturers. The initial funding for this project is £50,000, with the potential for more significant funding upon its successful completion in December 2008. APDN serves on the board of the project advisory group that will advise on the second phase of this project slated to begin in early 2009, which may include APDN’s BioMaterial Genotyping program for wool.

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Supima® Cotton Authentication

Our relationship with Supima resulted in a groundbreaking feasibility contract that was successfully completed within the year. We have extended our genotyping of finished fabrics or garments to the genetic analysis of single fibers. This development permits the authentication of more complex fabrics such as towels which may be comprised of multiple sources of cotton. Supima is now introducing APDN to many of its licensees, ranging from multinational brand owners, manufacturers to retailers. We are working with Supima to require that all licensees (over 200) utilize APDN’S BioMaterial Genotyping testing each time the product changes hands at any point in the manufacturing process: fiber to yarn, yarn to fabric, fabric to garment, garment to retailer. We have several authentication programs in pilot testing.

We believe the Supima Cotton Authentication program is unique to APDN. For the first time ever, we were able to differentiate Pima cotton (G. barbadense) from Upland cotton (G. hirsutum) in a genetic test we trademarked as FiberTyping. We also developed our own genetic assay which allows for differentiation between varietals of Pima cotton grown in different regions of the world. We trademarked this as PimaTyping. Supima cotton is American Pima cotton and it is important to the Supima organization to have a test that can differentiate not only Pima from Upland cotton, but also American Pima cotton from other Pima cottons from around the world.

We believe the value of the Supima project is in demonstrating for the first time an authentication tool that can be applied throughout the global cotton industry from cotton growers, mills, wholesalers, distributors, manufacturers and retailers through trade groups such as Supima as well as government agencies, like the FTC, Department of Commerce and USDA.

USDA
We are working with the US Department of Agriculture (USDA) which is looking for a way to mark and identify US grown cotton as it moves from the field through the manufacturing process to retail outlets, crossing multiple borders in the process. The ultimate goal of this collaboration is the development of a protocol that will definitively identify US grown cotton using either SigNature DNA, BioMaterial Genotyping or a combination of the two technologies. We believe this could have significant potential applications for the enforcement of trade quotas in the US and beyond, and for legislated quality improvement within the industry.

Wool Authentication
Based on the Supima Cotton program and our connection to the Textile Centre of Excellence in Yorkshire, we recognized that the next natural area for us to authenticate is wool, slated to begin in early 2009. Recently the European Union has increased the funding for this portion of the program, another government relationship that is being developed.

Based on the unique properties of wool, we believe that it is feasible to develop proprietary methods to identify wool DNA in finished fabrics, as well as in yarn and fiber. We conducted some initial tests to demonstrate that the addition of SigNature DNA to fine baby cashmere fabric can be authenticated with no alteration to the quality of the fabric. This fabric is been submitted for further independent testing by a number of well-established, prestige design houses in Italy.

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We have also had initial dialogue with the Australian Wool Innovation group and Wools of New Zealand, the two largest exporters of wool, including Superior Merino wool which is known for extra fine quality. To date, there has not been any genetic tests developed to authenticate wool DNA from finished fabrics and we believe this is a potentially important area that could produce significant opportunity for revenue.

Wine Authentication
In August 2008, we announced our plans to begin applying our BioMaterial Genotyping expertise to the genotyping of wine. This would allow us to identify wine based on the varietal of grape and the region it is grown in. Wine counterfeiting has become more prevalent throughout the world, and the need to verify the wine itself is becoming the only way to differentiate a wine that is genuine or not. As it happens, APDN’s headquarters are in close proximity to a cluster of wineries located in the north east end of Long Island. In addition, New York State Senator Kenneth LaValle recently announced a New York State Initiative to establish an Agricultural Consumer Science Center on Eastern Long Island in the burgeoning wine district. APDN Sciences is collaborating with New York State to make its technologies and authentication services available to regional wineries through this Center.

Management
Our management team is focused on building long term stockholder value by building competitive products and growing profitable sales as quickly as we can. We are deeply experienced in the construction of effective patent portfolios. With each new technical achievement, our team carefully evaluates the potential for patent protection. In 2008, we have added several new applications which could eventually bring licensing revenue.

I am grateful to the commitment and efforts of all our employees. Over the course of the year, we have hired additional employees focused on the delivery and execution of all of our revenue generating, commercial programs in line with quality standards that will pass audit.

We continue to strive to strengthen our Board, with the goal of adding additional financial and business acumen to further enhance the ability of APDN to succeed. In the past year we promoted Kurt Jensen, M.Sc (Cand Merc.) from the position of Comptroller to Chief Financial Officer and Corporate Officer of the company. Mr. Jensen has played an instrumental role in bringing the company into compliance with respect to SEC filings and accounting issues and has resolved many of the outstanding legal issues that the company had inherited from previous management. Mr. Jensen has also implemented fiscally conservative policies to manage cash flows and lower operating costs.

Getting Noticed

We are currently planning multiple initiatives to heighten investor and general public awareness of APDN’s products and competitive positioning in targeted vertical markets. Our exposure is improving as evidenced by the increase in requests for comments, quotes, interviews, presentations and articles by APDN. In response to this, we have produced high quality marketing, sales and investor collateral supported by video demonstrations used for sales and investor meetings.

In the past year we have been covered in numerous media outlets including larger features in local and national press. We have also been invited to present at numerous conferences sponsored by government, different industry verticals and consortiums. We will continue to work to expand the recognition of our company and technology throughout our target industries as well as trade groups, potential customers, partners and investors. We are planning to update our website to incorporate all the new aspects of our business and we will continue to pursue all opportunities for coverage of the company.

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This year we worked with Cameron Associates and SmallCapNetwork.com to enhance our Investor Relations, in addition to maintaining relationships with prior IR firms. We recognize the need to improve our Investor Relations activities and will continue to increase our efforts as our resources permit. Recent efforts resulted in our invitation to present at the annual Homeland Security Investor conference in Washington, DC, sponsored by Imperial Capital.

Looking Ahead
We believe in the strength of our DNA Authentication platforms and our growing BioActive Ingredients business and we are confident in our strategy as we get closer to profitability. Specifically, in the short term we are focused on growing and executing on sales, without expanding operating costs, so that we cross the profitability barrier as quickly as possible. We remain committed to tight fiscal governance and anticipate continued quarterly revenue growth over the next year as we build on the strengths of our core businesses and partnerships.

We are confident that many of the positive developments that we have made will come to fruition in 2009. We have made significant progress toward our goals and we believe our vision and strategy will take us there, as demonstrated by our achievements thus far.

Your ongoing support is instrumental to the long-term health and success of our company. We wish to thank you for your continued support and commitment to Applied DNA Sciences.

The statements made by Applied DNA Sciences, Inc. may be forward-looking in nature and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe the Company’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA Sciences, Inc. Actual results could differ materially from those projected due to changes in interest rates, market competition, changes in the local and national economies, and various other factors detailed from time to time in Applied DNA Sciences’ SEC reports and filings, including our Registration Statement on Form S-1 as amended and Annual Report on Form 10-KSB, filed on January 15, 2008, our subsequent Quarterly Reports on Form 10-QSB, and our Current Reports on Form 8-K. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof.

25 Health Sciences Drive
/s/ James A. Hayward	Stony Brook, NY 11790
James A. Hayward	t 631-444-6370 f 631-444-8848
November 2008	info@adnas.com • www.adnas.com

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